Exhibit 10.4
                              AGREEMENT


     THIS AGREEMENT is made and entered into effective as of this 30th day of April, 1999, by and between FIRST SCIENTIFIC, INC.,
("FSI"), a Delaware corporation, and WELDON PHILLIPS, a resident of the state of California ("Phillips").

                         W I T N E S S E T H:

     WHEREAS, FSI is a successor in interest to the business of Linco Industries, Inc., which is a party to that certain agreement dated the 20th day of January, 1998 with Phillips, the subject matter of which is the efforts by Phillips to locate customers and business opportunities for Linco Industries, Inc. (the "Prior Agreement"); and

     WHEREAS, Linco Industries, Inc. was a private corporation, whereas FSI is a public corporation: and it is therefore desirable to terminate said Prior Agreement in order to enhance the market value of FSI shares; and

     WHEREAS, FSI and Phillips mutually desire to terminate the Prior Agreement and to redefine their relationship as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt and sufficiency whereof are hereby mutually acknowledged by the parties, FSI and Phillips hereby agree as follows:

     1. TERMINATION OF PRIOR AGREEMENT. The Prior Agreement is hereby terminated.

     2. ISSUANCE OF SHARES. FSI shall issue to Phillips a stock certificate representing 10,000 shares of FSI common stock. Said certificate shall bear the same restrictive legend as all recently issued shares of FSI; i.e., that the resale of such shares shall not be permitted unless said shares are either registered or sold in compliance with Rule 144 promulgated by the Securities and Exchange Commission or pursuant to some other exemption.

     3. NON-EXCLUSIVE DISTRIBUTORSHIP. FSI hereby appoints Phillips as a non-exclusive distributor with respect to the distribution and sales of FSI products in the states of California, Nevada, Utah, Washington, Oregon and Hawaii (at standard distributor prices). This relationship shall be based on standard practices in the industry. For three years from the date of this Agreement, FSI shall grant to Phillips a discount equal to one-half of one percent (.005) of the net sales proceeds received by FSI during a three (3) year period beginning with the date the initial purchase order is received from each respective customer.

     4. FEE FOR NEW REFERRALS. With respect to sales from specific products or projects referred after January 1, 1999 by Phillips to FSI, and accepted by FSI, FSI shall pay to Phillips an amount equal to one-half of one percent (.005%) of net sales proceeds received by FSI during a one (1) year period beginning with the respective date of acceptance by FSI of the initial purchase order for each such product.

     5. SOLICITATION OF NEW CUSTOMERS. The parties agree that Phillips shall be free to solicit whatever potential new customer he desires in order to attempt to develop business for FSI, provided that Phillips is not at the time aware that FSI is actively working with or otherwise pursuing such company in an active dialogue. From time to time, FSI will provide Phillips with a list of its current customers or prospects with whom it is engaged in active dialogue. In the event of any dispute as to who first engaged the customer in an active dialogue, correspondence will be examined to establish the priority.

     6. WRITTEN ACCPETANCE REQUIRED. Before a referral shall be deemed accepted, FSI must provide Phillips with a written acceptance of a proposed product or project.

     7.    NON-DISCLOSURE.

      A. Phillips agrees to protect the proprietary rights of FSI to any proprietary information obtained during the course of this Agreement and afterward in perpetuity, and he agrees to take every reasonable precaution to safeguard and treat such information as confidential and to take appropriate action by instruction, agreement or notice to his affiliates, agents and employees of the confidential and proprietary nature of such information.

      B. All information, whether written, verbal, transmitted by any physical medium or delivered by electronic means from FSI to Phillips, pursuant to this Agreement, shall be and remain the property of FSI, and all such written, verbal, physical medium transmission and/or physical recording of information delivered electronically, and/or any copies thereof, shall be promptly returned to FSI or destroyed, at FSI's option, upon its demand.

      C. Notwithstanding the foregoing, Phillips shall not be liable for use or disclosure of any information obtained from FSI if that information is:

           1. In the public domain, other than as a wrongful disclosure of information; or

           2. Known to Phillips at the time of disclosure to him by FSI:

           3. Independently developed by Phillips, other than as a result of a disclosure of information; or

           4. Becomes known to Phillips without similar restrictions from a source other than FSI, other than as a result of wrongful disclosure of information.

      E. Except as specifically provided above, nothing contained in this Agreement shall be construed as granting or conferring any rights to Phillips by license or otherwise, expressly, by implication, or otherwise for any invention, discovery or improvement made, strategy, study made, conceived or acquired by FSI prior to or after the date of this Agreement.

      F. Phillips agrees that unauthorized disclosure of proprietary information by him may cause irreparable harm and significant commercial damage to FSI, which may be difficult to ascertain. Therefore, Phillips agrees that FSI shall have the right to an immediate preliminary injunction enjoining any breach of this Paragraph 7, and further agrees to indemnify FSI against any losses sustained by it, including any costs and reasonable attorney's fees, by reason of the breach of any portion of this Paragraph 7.

     8. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Utah. In the event of any action arising under this Agreement, each party hereto agrees to jurisdiction and venue in the state and federal courts of the State of Utah.

     9. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Salt Lake City, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties agree to meet within fifteen (15) days following a request for arbitration from either party for the purpose of agreeing upon arbitrator actions to compel arbitration or to enforce judgment. Judgment upon any award rendered by the arbitrator(s) may be filed in any court having jurisdiction thereof. In the event of any dispute or litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable costs and attorney fees from the prevailing party.

     10. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     11. ENTIRE AGREEMENT. This Agreement, is the entire, final and integrated Agreement with respect to this agreement, and supersedes any prior negotiations and agreements. This Agreement may not be changed in any respect except by a written agreement signed by both Phillips and FSI.

     12. FACSIMILE (FAX) DOCUMENTS. Facsimile transmission of any signed original document and retransmission of any signed facsimile transmission shall be the same as delivery of an original.

     13. EXECUTION. This Agreement shall be deemed to be binding and effective upon execution by the undersigned parties. The parties agree to perform all acts and execute all documents necessary or desirable to carry out this Agreement.

     14. NOTIFICATION. Any notification required under this Agreement shall be by prepaid certified U.S. mail, express courier, or facsimile sent to the respect address or fax number as set forth on Page 1. Notice shall be deemed complete within three (3) business days following mailing, two (2) business days following delivery to an express courier, and one (1) business day following completed facsimile transmission, respectively.

     15. CONTINUING EFFECT. This Agreement shall be binding upon the respective parties and his/her/its successors, administrators, trustees and/or assigns.

     16. TIME OF ESSENCE. It is expressly agreed that time is of the essence in this Agreement.

     17. HEADINGS. The headings of the Sections of this Agreement are inserted for convenience only, and shall not be deemed to be part of this Agreement as to affect the construction thereof.

     18. MISCELLANEOUS. No waiver by either party at any time of any breach by the other party, or in compliance with any condition or provision of the Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. Whenever the context of any provision shall require it, the singular number shall be held to include the plural number, and vice versa, and the use of any gender shall include any and all genders. Should any provision of this Agreement require judicial interpretation, the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party, by reason of the rule of construction that a document is to be construed more strictly against the person who herself, or through his agent, prepares the same, it being acknowledged that the agents of both parties have participated in the preparation hereof.

     IN WITNESS WHEREOF, the parties have signed the foregoing instrument as of the day and year first above written.

                  FIRST SCIENTIFIC, INC.



                  By: /s/ Douglas R. Warren
                  ---------------------------------
                  Douglas R. Warren, President



                   /s/ Weldon Phillips
                   --------------------------------
                   Weldon Phillips